Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 2016, relating to the financial statements of Athene Holding Ltd., which appears in Amendment No. 6 to the Registration Statement on Form S-1 (No. 333-211243) filed on November 28, 2016.

/s/ PricewaterhouseCoopers LLP

Des Moines, Iowa

December 9, 2016